Exhibit 77D: Policies with respect to security investments

Morgan Stanley Global Infrastructure Fund

Morgan Stanley Global Infrastructure Fund made those changes to its investment strategies described in supplements to its Prospectus and Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on June 7, 2013 (accession number
0001104659-13-047631) and incorporated by reference herein.